345 E. Main St.
Warsaw, IN 46580
www.zimmerbiomet.com	Exhibit 99.1

Media	Investors
Monica Kendrick	Derek Davis
(574) 372-4989	(574) 372-4250
Monica.Kendrick@ZimmerBiomet.com	Derek.Davis@ZimmerBiomet.com

Barbara Goslee
(574) 371-9449
Barb.Goslee@ZimmerBiomet.com

Zimmer Biomet Announces Fourth Quarter

and Full-Year 2017 Results

•	Net sales of $2.074 billion for the fourth quarter represent an increase of 3.0% over the prior year period, and an increase of 1.5% on a constant currency basis
•

Diluted EPS for the fourth quarter were $6.16, and include a one-time tax benefit of approximately $6.40 resulting from the recently enacted U.S. tax reform legislation(1).  Fourth quarter adjusted diluted EPS were $2.10, a decrease of 1.9% from the prior year period

•	The Company provides first quarter 2018 sales and earnings guidance

(WARSAW, IN) January 30, 2018 — Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH) today reported financial results for the quarter and full year ended December 31, 2017.  The Company reported fourth quarter net sales of $2.074 billion, an increase of 3.0% over the prior year period, and an increase of 1.5% on a constant currency basis.  Diluted earnings per share for the fourth quarter were $6.16, and include a one-time tax benefit of approximately $6.40 resulting from the recently enacted U.S. tax reform legislation.  Fourth quarter adjusted diluted earnings per share were $2.10, a decrease of 1.9% from the prior year period.

Full-year 2017 net sales were $7.824 billion, an increase of 1.8% over the prior year, on both a reported and constant currency basis.  Full-year revenues increased by 0.5% over the prior year on a constant currency basis, excluding approximately 130 basis points of contribution from the LDR Holding Corporation acquisition.  Diluted earnings per share for the full year were $9.03.  Adjusted diluted earnings per share for the full year were $8.03, an increase of 0.9% over the prior year.

Bryan Hanson, President and CEO of Zimmer Biomet, said: “Since joining the Company last month, I have been performing a thorough review of the business.  My immediate priorities are to improve Zimmer Biomet’s execution and address a number of near-term challenges that have impacted, and will continue to impact, our performance.  With that said, I fully believe in the power of the Zimmer Biomet global brand and portfolio of products, and I am confident that with sound strategy and enhanced execution we can drive sustained shareholder value.”

Net earnings for the fourth quarter were $1.257 billion, and $428.5 million on an adjusted basis.  Operating cash flow for the fourth quarter was $402.9 million.

Net earnings for full-year 2017 were $1.840 billion, and $1.636 billion on an adjusted basis.

In the quarter, the Company paid $48.6 million in dividends and declared a fourth quarter dividend of $0.24 per share.  The Company also repaid $300.0 million of debt during the quarter.  For full-year 2017, the Company paid $193.6 million in dividends and repaid approximately $1.250 billion of debt.

(1) U.S. tax reform legislation resulted in a net favorable provisional adjustment due to the reduction of certain deferred tax liabilities which were partially offset by provisional tax charges related to the toll tax provision of U.S. tax reform. The amount recognized is a provisional estimate and subject to change, possibly materially, due to, among other things, refinements of the Company’s calculations, changes in interpretations and assumptions the Company has made or additional guidance issued by the U.S. Treasury, Securities and Exchange Commission or Financial Accounting Standards Board.

Guidance

For the first quarter of 2018, the Company expects revenue in the range of $1.955 billion to $1.995 billion, representing a change of negative 1.0% to positive 1.0% compared to the prior year period, and negative 4.0% to negative 2.0% on a constant currency basis compared to the prior year period, inclusive of negative impact related to approximately one less billing day compared to the prior year period.

Additionally, the Company expects its diluted earnings per share for the first quarter of 2018 to be in a range of $0.73 to $0.88, and in a range of $1.84 to $1.91 on an adjusted basis.

Conference Call

The Company will conduct its fourth quarter and full-year 2017 investor conference call today, January 30, 2018, at 8:00 a.m. Eastern Time.  The audio webcast can be accessed via Zimmer Biomet's Investor Relations website at http://investor.zimmerbiomet.com. It will be archived for replay following the conference call.

Individuals in the U.S. and Canada who wish to dial into the conference call may do so by dialing (888) 312-9837 and entering conference ID 7278985.  For a complete listing of international toll-free and local numbers, please visit http://investor.zimmerbiomet.com.  A digital recording will be available 24 hours after the completion of the conference call, from January 31, 2018 to March 1, 2018.  To access the recording, U.S. callers should dial (888) 203-1112 and international callers should dial +1 (719) 457-0820, and enter the Access Code ID 7278985.

Sales Tables

The following fourth quarter and full-year sales tables provide results by geography and product category, as well as the percentage change compared to the prior year periods on a reported basis and a constant currency basis.

NET SALES - THREE MONTHS ENDED DECEMBER 31, 2017

(in millions, unaudited)

			Constant
	Net		Currency
	Sales	% Change	% Change
Geographic Results
Americas	$1,280	0.9%	0.8%
EMEA	473	6.4	(0.3)
Asia Pacific	321	7.0	7.2
Total	$2,074	3.0%	1.5%
Product Categories
Knees
Americas	$443	(0.3)%	(0.5)%
EMEA	181	10.0	3.9
Asia Pacific	107	(4.1)	(4.4)
Total	731	1.4	(0.1)
Hips
Americas	256	0.8	0.5
EMEA	137	1.5	(5.3)
Asia Pacific	106	13.8	14.6
Total	499	3.5	1.6
S.E.T *	454	5.9	4.6
Dental	108	2.1	(0.4)
Spine & CMF	194	1.5	0.5
Other	88	4.3	2.9
Total	$2,074	3.0%	1.5%

* Surgical, Sports Medicine, Foot and Ankle, Extremities and Trauma

NET SALES - YEAR ENDED DECEMBER 31, 2017

(in millions, unaudited)

			Constant
	Net		Currency
	Sales	% Change	% Change
Geographic Results
Americas	$4,866	1.3%	1.2%
EMEA	1,745	0.9	0.2
Asia Pacific	1,213	5.4	6.3
Total	$7,824	1.8%	1.8%
Product Categories
Knees
Americas	$1,660	(1.7)%	(1.7)%
EMEA	644	1.0	0.9
Asia Pacific	433	1.5	1.6
Total	2,737	(0.6)	(0.6)
Hips
Americas	$975	(1.2)	(1.3)
EMEA	519	(0.7)	(1.8)
Asia Pacific	385	7.5	9.1
Total	1,879	0.6	0.6
S.E.T *	1,709	3.9	4.0
Dental	419	(2.2)	(2.6)
Spine & CMF	759	14.7	14.4
Other	321	(2.5)	(2.6)
Total	$7,824	1.8%	1.8%

* Surgical, Sports Medicine, Foot and Ankle, Extremities and Trauma

About the Company

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer Biomet is a global leader in musculoskeletal healthcare. We design, manufacture and market orthopaedic reconstructive products; sports medicine, biologics, extremities and trauma products; office based technologies; spine, craniomaxillofacial and thoracic products; dental implants; and related surgical products.

We collaborate with healthcare professionals around the globe to advance the pace of innovation. Our products and solutions help treat patients suffering from disorders of, or injuries to, bones, joints or supporting soft tissues. Together with healthcare professionals, we help millions of people live better lives.

We have operations in more than 25 countries around the world and sell products in more than 100 countries. For more information, visit www.zimmerbiomet.com or follow Zimmer Biomet on Twitter at www.twitter.com/zimmerbiomet.

Website Information

We routinely post important information for investors on our website, www.zimmerbiomet.com, in the “Investor Relations” section.  We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD.  Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts.  The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Note on Non-GAAP Financial Measures

This press release includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

Sales change information for the three-month period and the year ended December 31, 2017 is presented on a GAAP (reported) basis and on a constant currency basis.  The sales change information for the full year is also presented on a constant currency basis that excludes the contribution from the Company's acquisition of LDR Holding Corporation in July 2016.  Projected revenue change information is also presented on a GAAP basis and on a constant currency basis.  Constant currency rates exclude the effects of foreign currency exchange rates.  They are calculated by translating current and prior-period sales at the same predetermined exchange rate.  The translated results are then used to determine year-over-year percentage increases or decreases.

Net earnings, diluted earnings per share and projected diluted earnings per share are presented on a GAAP (reported) basis and on an adjusted basis.  Adjusted earnings and adjusted diluted earnings per share exclude the effects of inventory step-up; certain inventory and manufacturing-related charges connected to discontinuing certain product lines, quality enhancement and remediation efforts; special items; intangible asset amortization; certain claims; goodwill impairment; debt extinguishment charges; any related effects on our income tax provision associated with these items; the effect of U.S. tax reform; and other certain tax adjustments.  Special items include expenses resulting directly from our business combinations and/or global restructuring, quality and operational excellence initiatives, including employee termination benefits, certain contract terminations, consulting and professional fees, dedicated project personnel, asset impairment or loss on disposal charges, certain litigation matters, costs of complying with our deferred prosecution agreement and other items.  Other certain tax adjustments include a tax restructuring that lowered the tax rate on deferred tax liabilities recorded on intangible assets recognized in acquisition-related accounting, net favorable resolutions of various tax matters, a favorable tax rate change in a foreign jurisdiction and charges from internal restructuring transactions that provide the Company access to cash in a tax efficient manner.

Management uses these non-GAAP financial measures internally to evaluate the performance of the business and believes they are useful measures that provide meaningful supplemental information to investors to consider when evaluating the performance of the Company.  Management believes these measures offer the ability to make period-to-period comparisons that are not impacted by certain items that can cause dramatic changes in reported operating results, to perform trend analysis, to better identify operating trends that may otherwise be masked or distorted by these types of items and to provide additional transparency of certain items.  In addition, certain of these non-GAAP financial measures are used as performance metrics in the Company's incentive compensation programs.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding sales and earnings guidance and any statements about our expectations, plans, strategies or prospects.   We generally use the words “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “sees,” “seeks,” “should,” “could,” “intends” and similar expressions to identify forward-looking statements.   All statements other than statements of historical or current fact are, or may be deemed to be, forward-looking statements.   Such statements are based upon the current beliefs and expectations of management and are subject to significant risks, uncertainties and changes in circumstances that could cause actual outcomes and results to differ materially.  These risks, uncertainties and changes in circumstances include, but are not limited to:  our chief executive officer transition, including disruptions and uncertainties related thereto, the potential impact on our business and future strategic direction resulting from our transition to a new chief executive officer, and our ability to retain other key members of senior management; the possibility that the anticipated synergies and other benefits from mergers and acquisitions will not be realized, or will not be realized within the expected time periods; the risks and uncertainties related to our ability to successfully integrate the operations, products, employees and distributors of acquired companies; the effect of the potential disruption of management’s attention from ongoing business operations due to integration matters related to mergers and acquisitions; the effect of mergers and acquisitions on our relationships with customers, vendors and lenders and on our operating results and businesses generally; compliance with the Deferred Prosecution Agreement entered into in January 2017; the success of our quality and operational excellence initiatives, including ongoing quality enhancement and remediation efforts at the legacy Biomet Warsaw facility; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the U.S. Food and Drug Administration (FDA) and foreign government regulators, such as more stringent requirements for regulatory clearance of products; the ability to remediate matters identified in any inspectional observations or warning letters issued by the FDA, while continuing to satisfy the demand for our products; the outcome of government investigations; competition; pricing pressures; changes in customer demand for our products and services caused by demographic changes or other factors; the impact of healthcare reform measures; reductions in reimbursement levels by third-party payors and cost containment efforts of healthcare purchasing organizations; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; control of costs and expenses; the ability to obtain and maintain adequate intellectual property protection; the ability to form and implement alliances; changes in tax obligations arising from tax reform measures, including European Union rules on state aid, or examinations by tax authorities; product liability and intellectual property litigation losses; the ability to retain the independent agents and distributors who market our products; dependence on a limited number of suppliers for key raw materials and outsourced activities; changes in general industry and market conditions, including domestic and international growth rates; changes in general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; and the impact of the ongoing financial and political uncertainty on countries in the Euro zone on the ability to collect accounts receivable in affected countries.  For a further list and description of such risks and uncertainties, see our reports filed with the U.S. Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017.  Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, www.zimmerbiomet.com or on request from us.  Forward-looking statements speak only as of the date they are made, and we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Readers of this release are cautioned not to rely on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate.  This cautionary statement is applicable to all forward-looking statements contained in this release.

###

ZIMMER BIOMET HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2017 and 2016

(in millions, except per share amounts, unaudited)

	2017	2016
Net Sales	$2,074.3	$2,013.1
Cost of products sold, excluding intangible asset amortization	591.4	621.8
Intangible asset amortization	151.5	141.2
Research and development	95.0	95.7
Selling, general and administrative	770.6	756.3
Certain claims	10.3	-
Goodwill impairment	272.0	-
Special items	206.4	214.8
Operating expenses	2,097.2	1,829.8
Operating (Loss) Profit	(22.9)	183.3
Other expense, net	(7.1)	(62.6)
Interest income	0.8	0.2
Interest expense	(80.0)	(90.1)
(Loss) earnings before income taxes	(109.2)	30.8
Benefit for income taxes	(1,366.2)	(38.9)
Net Earnings	1,257.0	69.7
Less: Net (Loss) Income attributable to noncontrolling interest	(0.2)	0.1
Net Earnings of Zimmer Biomet Holdings, Inc.	$1,257.2	$69.6
Earnings Per Common Share
Basic	$6.21	$0.35
Diluted	$6.16	$0.34
Weighted Average Common Shares Outstanding
Basic	202.5	200.4
Diluted	204.1	202.5
Cash Dividends Declared Per Common Share	$0.24	$0.24

ZIMMER BIOMET HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE YEARS ENDED DECEMBER 31, 2017 and 2016

(in millions, except per share amounts, unaudited)

	2017	2016
Net Sales	$7,824.1	$7,683.9
Cost of products sold, excluding intangible asset amortization	2,132.9	2,381.8
Intangible asset amortization	603.9	565.9
Research and development	367.4	365.6
Selling, general and administrative	2,973.9	2,932.9
Certain claims	10.3	-
Goodwill impairment	304.7	-
Special items	607.8	611.8
Operating expenses	7,000.9	6,858.0
Operating Profit	823.2	825.9
Other expense, net	(18.3)	(71.3)
Interest income	2.2	2.9
Interest expense	(327.5)	(357.9)
Earnings before income taxes	479.6	399.6
(Benefit) provision for income taxes	(1,359.6)	95.0
Net Earnings	1,839.2	304.6
Less: Net Loss attributable to noncontrolling interest	(0.4)	(1.3)
Net Earnings of Zimmer Biomet Holdings, Inc.	$1,839.6	$305.9
Earnings Per Common Share
Basic	$9.11	$1.53
Diluted	$9.03	$1.51
Weighted Average Common Shares Outstanding
Basic	201.9	200.0
Diluted	203.7	202.4
Cash Dividends Declared Per Common Share	$0.96	$0.96

ZIMMER BIOMET HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, unaudited)

	December 31,	December 31,
	2017	2016
Assets
Cash and cash equivalents	$524.4	$634.1
Receivables, net	1,494.6	1,604.4
Inventories	2,081.8	1,959.4
Other current assets	481.5	465.7
Total current assets	4,582.3	4,663.6
Property, plant and equipment, net	2,038.6	2,037.9
Goodwill	10,668.4	10,643.9
Intangible assets, net	8,353.4	8,785.4
Other assets	749.9	553.6
Total Assets	$26,392.6	$26,684.4
Liabilities and Stockholders' Equity
Current liabilities	$1,780.8	$1,805.9
Current portion of long-term debt	1,225.0	575.6
Other long-term liabilities	2,711.4	3,967.2
Long-term debt	8,917.5	10,665.8
Stockholders' equity	11,757.9	9,669.9
Total Liabilities and Stockholders' Equity	$26,392.6	$26,684.4

ZIMMER BIOMET HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2017 and 2016

(in millions, unaudited)

	2017	2016
Cash flows provided by (used in) operating activities
Net earnings	$1,839.2	$304.6
Depreciation and amortization	1,062.7	1,039.3
Share-based compensation	53.7	57.3
Goodwill and intangible asset impairment	331.5	30.0
Inventory step-up	32.8	323.3
Debt extinguishment	-	53.3
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	(1,636.7)	(164.1)
Receivables	176.5	(137.8)
Inventories	(122.8)	76.4
Accounts payable and accrued expenses	(163.1)	28.7
Other assets and liabilities	8.5	21.2
Net cash provided by operating activities	1,582.3	1,632.2
Cash flows provided by (used in) investing activities
Additions to instruments	(337.0)	(345.5)
Additions to other property, plant and equipment	(156.0)	(184.7)
Purchases of investments	-	(1.5)
Sales of investments	-	286.2
LDR acquisition, net of acquired cash	-	(1,021.1)
Business combination investments, net of acquired cash	(4.0)	(421.9)
Other investing activities	(13.8)	(3.0)
Net cash used in investing activities	(510.8)	(1,691.5)
Cash flows provided by (used in) financing activities
Proceeds from senior notes	-	1,073.5
Proceeds from multicurrency revolving facility	400.0	-
Payments on multicurrency revolving facility	(400.0)	-
Redemption of senior notes	(500.0)	(1,250.0)
Proceeds from term loan	192.7	750.0
Payments on term loan	(940.0)	(800.0)
Net payments on other debt	(0.9)	(33.1)
Dividends paid to stockholders	(193.6)	(188.4)
Proceeds from employee stock compensation plans	145.5	136.6
Net cash flows from unremitted servicing collections in revolving factoring programs	103.5	-
Business combination contingent consideration payments	(9.1)	-
Restricted stock withholdings	(8.3)	(6.3)
Debt issuance costs	(0.3)	(10.0)
Repurchase of common stock	-	(415.5)
Net cash used in financing activities	(1,210.5)	(743.2)
Effect of exchange rates on cash and cash equivalents	29.3	(22.7)
Decrease in cash and cash equivalents	(109.7)	(825.2)
Cash and cash equivalents, beginning of period	634.1	1,459.3
Cash and cash equivalents, end of period	$524.4	$634.1

ZIMMER BIOMET HOLDINGS, INC.

NET SALES BY GEOGRAPHY

FOR THE THREE MONTHS and YEARS ENDED DECEMBER 31, 2017 and 2016

(in millions, unaudited)

	Three Months Ended December 31,			Years Ended December 31,
	2017	2016	% Inc	2017	2016	% Inc
Americas	$1,280.0	$1,268.1	0.9%	$4,865.6	$4,802.2	1.3%
EMEA	472.7	444.4	6.4	1,745.2	1,730.4	0.9
Asia Pacific	321.6	300.6	7.0	1,213.3	1,151.3	5.4
Total	$2,074.3	$2,013.1	3.0%	$7,824.1	$7,683.9	1.8%

ZIMMER BIOMET HOLDINGS, INC.

NET SALES BY PRODUCT CATEGORY

FOR THE THREE MONTHS and YEARS ENDED DECEMBER 31, 2017 and 2016

(in millions, unaudited)

	Three Months Ended December 31,			Years Ended December 31,
	2017	2016	% Inc	2017	2016	% Inc / (Dec)
Knees	$731.2	$720.9	1.4%	$2,737.1	$2,752.6	(0.6)%
Hips	499.1	482.2	3.5	1,879.1	1,867.9	0.6
S.E.T	454.6	429.4	5.9	1,709.1	1,644.4	3.9
Dental	107.5	105.4	2.1	418.6	427.9	(2.2)
Spine & CMF	194.3	191.3	1.5	759.5	662.0	14.7
Other	87.6	83.9	4.3	320.7	329.1	(2.5)
Total	$2,074.3	$2,013.1	3.0%	$7,824.1	$7,683.9	1.8%

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF REPORTED NET SALES % CHANGE TO

CONSTANT CURRENCY % CHANGE

(unaudited)

	For the Three Months Ended
	December 31, 2017
		Foreign	Constant
		Exchange	Currency
	% Change	Impact	% Change
Geographic Results
Americas	0.9%	0.1%	0.8%
EMEA	6.4	6.7	(0.3)
Asia Pacific	7.0	(0.2)	7.2
Total	3.0%	1.5%	1.5%
Product Categories
Knees
Americas	(0.3)%	0.2%	(0.5)%
EMEA	10.0	6.1	3.9
Asia Pacific	(4.1)	0.3	(4.4)
Total	1.4	1.5	(0.1)
Hips
Americas	0.8	0.3	0.5
EMEA	1.5	6.8	(5.3)
Asia Pacific	13.8	(0.8)	14.6
Total	3.5	1.9	1.6
S.E.T	5.9	1.3	4.6
Dental	2.1	2.5	(0.4)
Spine & CMF	1.5	1.0	0.5
Other	4.3	1.4	2.9
Total	3.0%	1.5%	1.5%

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF REPORTED NET SALES % CHANGE TO

CONSTANT CURRENCY % CHANGE AND

% CHANGE EXCLUDING LDR HOLDING CORPORATION

(unaudited)

	For the Year Ended
	December 31, 2017
		Foreign	Constant
		Exchange	Currency
	% Change	Impact	% Change
Geographic Results
Americas	1.3%	0.1%	1.2%
EMEA	0.9	0.7	0.2
Asia Pacific	5.4	(0.9)	6.3
Total	1.8%	-%	1.8%
Product Categories
Knees
Americas	(1.7)%	-%	(1.7)%
EMEA	1.0	0.1	0.9
Asia Pacific	1.5	(0.1)	1.6
Total	(0.6)	-	(0.6)
Hips
Americas	(1.2)	0.1	(1.3)
EMEA	(0.7)	1.1	(1.8)
Asia Pacific	7.5	(1.6)	9.1
Total	0.6	-	0.6
S.E.T	3.9	(0.1)	4.0
Dental	(2.2)	0.4	(2.6)
Spine & CMF	14.7	0.3	14.4
Other	(2.5)	0.1	(2.6)
Total	1.8%	-%	1.8%
Impact of LDR Holding Corporation	(1.3)	-	(1.3)
% Change excluding LDR Holding Corporation	0.5%	-%	0.5%

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF NET EARNINGS TO ADJUSTED NET EARNINGS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2017 and 2016

(in millions, unaudited)

	Three Months
	Ended December 31,
	2017	2016
Net Earnings of Zimmer Biomet Holdings, Inc.	$1,257.2	$69.6
Inventory step-up and other inventory and manufacturing-related charges	26.1	111.4
Intangible asset amortization	151.5	141.2
Certain claims	10.3	-
Goodwill impairment (2)	272.0	-
Special items
Biomet merger-related	74.4	173.8
Other special items	132.0	41.0
Merger-related and other expense in other expense, net	2.1	4.7
Debt extinguishment	-	53.3
Taxes on above items (3)	(134.9)	(152.0)
U.S. tax reform (4)	(1,305.5)	-
Other certain tax adjustments (5)	(56.7)	(8.9)
Adjusted Net Earnings	$428.5	$434.1

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF NET EARNINGS TO ADJUSTED NET EARNINGS

FOR THE YEARS ENDED DECEMBER 31, 2017 and 2016

(in millions, unaudited)

	Years
	Ended December 31,
	2017	2016
Net Earnings of Zimmer Biomet Holdings, Inc.	$1,839.6	$305.9
Inventory step-up and other inventory and manufacturing-related charges	84.6	469.1
Intangible asset amortization	603.9	565.9
Certain claims	10.3	-
Goodwill impairment (2)	304.7	-
Special items
Biomet merger-related	248.0	487.3
Other special items	359.8	124.5
Merger-related and other expense in other expense, net	2.6	3.6
Debt extinguishment	-	53.3
Taxes on above items (3)	(399.3)	(449.0)
Biomet merger-related measurement period tax adjustments (6)	-	52.7
U.S. tax reform (4)	(1,305.5)	-
Other certain tax adjustments (7)	(112.3)	(2.5)
Adjusted Net Earnings	$1,636.4	$1,610.8

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF DILUTED EPS TO ADJUSTED DILUTED EPS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2017 and 2016

(unaudited)

	Three Months
	Ended December 31,
	2017	2016
Diluted EPS	$6.16	$0.34
Inventory step-up and other inventory and manufacturing-related charges	0.13	0.55
Intangible asset amortization	0.74	0.70
Certain claims	0.05	-
Goodwill impairment (2)	1.33	-
Special items
Biomet merger-related	0.36	0.86
Other special items	0.65	0.20
Merger-related and other expense in other expense, net	0.01	0.02
Debt extinguishment	-	0.26
Taxes on above items (3)	(0.66)	(0.75)
U.S. tax reform (4)	(6.40)	-
Other certain tax adjustments (5)	(0.27)	(0.04)
Adjusted Diluted EPS	$2.10	$2.14

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF DILUTED EPS TO ADJUSTED DILUTED EPS

FOR THE YEARS ENDED DECEMBER 31, 2017 and 2016

(unaudited)

	Years
	Ended December 31,
	2017	2016
Diluted EPS	$9.03	$1.51
Inventory step-up and other inventory and manufacturing-related charges	0.42	2.32
Intangible asset amortization	2.96	2.80
Certain claims	0.05	-
Goodwill impairment (2)	1.49	-
Special items
Biomet merger-related	1.22	2.40
Other special items	1.77	0.62
Merger-related and other expense in other expense, net	0.01	0.02
Debt extinguishment	-	0.26
Taxes on above items (3)	(1.96)	(2.22)
Biomet merger-related measurement period tax adjustments (6)	-	0.26
U.S. tax reform (4)	(6.41)	-
Other certain tax adjustments (7)	(0.55)	(0.01)
Adjusted Diluted EPS	$8.03	$7.96

ZIMMER BIOMET HOLDINGS, INC.

SUMMARY OF EXPENSES INCLUDED IN SPECIAL ITEMS

FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2017 and 2016

(in millions, unaudited)

	Three Months		Years
	Ended December 31,		Ended December 31,
	2017	2016	2017	2016
Biomet merger-related
Consulting and professional fees	$20.8	$82.0	$81.5	$220.4
Employee termination benefits	0.2	36.5	12.1	50.8
Dedicated project personnel	17.4	15.0	50.6	79.8
Relocated facilities	1.6	1.6	7.7	19.1
Certain litigation matters	10.5	2.5	15.5	2.5
Contract terminations	5.2	11.1	5.2	39.9
Information technology integration	1.0	5.0	5.9	14.3
Loss/impairment on assets	9.8	15.0	36.6	43.0
Other	7.9	5.1	32.9	17.5
Total Biomet merger-related	74.4	173.8	248.0	487.3
Other
Consulting and professional fees	59.8	2.7	218.1	33.0
Employee termination benefits	1.4	3.8	3.5	7.0
Dedicated project personnel	10.2	5.8	45.6	17.3
Impairment/loss on disposal of assets	-	-	-	1.1
LDR merger consideration compensation expense	-	-	-	24.1
Relocated facilities	3.3	-	6.3	0.2
Certain litigation matters	53.2	27.1	63.2	30.8
Contract terminations	3.9	1.8	3.9	2.9
Information technology integration	1.1	0.2	2.9	1.3
Certain R&D agreements	-	-	2.5	-
Contingent consideration adjustments	(3.0)	-	(4.5)	-
Other	2.1	(0.4)	18.3	6.8
Total Other	132.0	41.0	359.8	124.5
Special items	$206.4	$214.8	$607.8	$611.8

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF FIRST QUARTER 2018 PROJECTED REVENUE % CHANGE TO

PROJECTED CONSTANT CURRENCY % CHANGE

(unaudited)

Projected Three Months Ended March 31, 2018:	High	Low
Revenue % change	1.0%	(1.0)%
Foreign exchange impact	(3.0)	(3.0)
Constant currency % change	(2.0)%	(4.0)%

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF FIRST QUARTER 2018 PROJECTED DILUTED EPS

TO PROJECTED ADJUSTED DILUTED EPS

(unaudited)

Projected Three Months Ended March 31, 2018:	High	Low
Diluted EPS	$0.88	$0.73
Inventory step-up and other inventory and manufacturing related charges, intangible asset amortization, special items and other expense	1.27	1.37
Taxes on above items(3) and other certain tax adjustments	(0.24)	(0.26)
Adjusted Diluted EPS	$1.91	$1.84

(2)

The Company recognized a $272.0 million non-cash goodwill impairment charge in the fourth quarter of 2018 related to its Spine less Asia Pacific reporting unit during its annual goodwill impairment testing.  The impairment was driven by integration issues between the legacy Zimmer, Biomet and LDR businesses.  In the third quarter of 2018, the Company recognized a $32.7 million non-cash goodwill impairment charge related to its Office Based Technologies reporting unit.  Operating performance of this reporting unit has been lower than expected due to integration issues, management turnover and poor execution of its operating plans.

(3)

The tax effect for the U.S. jurisdiction is calculated based on an effective rate considering federal and state taxes, as well as permanent items where the items were or are projected to be incurred.  For jurisdictions outside the U.S., the tax effect is estimated based upon the statutory rates where the items were or are projected to be incurred.

(4)

U.S. tax reform resulted in a net favorable provisional adjustment due to the reduction of certain deferred tax liabilities, which were partially offset by provisional tax charges related to the toll tax provision of U.S. tax reform.

(5)

In 2017, other certain tax adjustments relate to a favorable tax rate change in a foreign jurisdiction and net favorable adjustments from internal restructuring transactions. The 2016 adjustment primarily includes a favorable resolution of certain tax matters with taxing authorities offset by internal restructuring transactions that provide the Company access to offshore funds in a tax efficient manner.

(6)

The 2016 period includes negative effects from finalizing the tax accounts for the Biomet merger.  Under the applicable U.S. GAAP rules, these measurement period adjustments are recognized on a prospective basis in the period of change.

(7)

In 2017, other certain tax adjustments relate to a tax restructuring that lowered the tax rate on deferred tax liabilities recorded on intangible assets recognized in acquisition-related accounting, net favorable resolutions of various tax matters, a favorable tax rate change in a foreign jurisdiction and net favorable adjustments from internal restructuring transactions. The 2016 adjustment primarily relates to a favorable adjustment to certain deferred tax liabilities recognized as part of acquisition-related accounting and favorable resolution of certain tax matters with taxing authorities offset by internal restructuring transactions that provide the Company access to offshore funds in a tax efficient manner.